UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 19, 2015 (March 6, 2015)

IDAHO NORTH RESOURCES CORP.
(Exact name of registrant as specified in its charter)

IDAHO
(State or other jurisdiction of incorporation)

000-55045
(Commission File No.)

1220 Big Creek Road
Kellogg, ID  83837
(Address of principal executive offices and Zip Code)

(509) 928-7604
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; APPOINTMENT OF CERTAIN OFFICERS.

On March 6, 2015, we appointed Lane Griffin as our CEO, President, and a member of our Board of Directors.  Mr. Griffin brings over 30 years of experience in the mining business with a successful track record of exploration and mine development. He has conducted precious metal exploration and operations throughout the Great Basin and reviewed projects to prepare NI 43-101 reports. He founded and operated a successful underground gold mine in the Washington Cascades for over 20 years. His background and experience in the minerals industry will bring a renewed emphasis on new concepts and fundamentals in the hunt for economic ore deposits.

Since 2010, Mr. Griffin has been the President of Diversified Development Corporation, a closely held, non-trading mining company in Bellingham, Washington.  Since 2012, he has been the Vice President of Exploration for Consolidated Goldfields Corporation ("Consolidated"), of Reno, Nevada (OTCQB:  CDGF), now named Brilliant Sands Corp.  From 2010 to 2012, he was a Director of Consolidated.

Mr. Griffin graduated with distinction from Washington State University with a Bachelor of Science in Geology. He served four years as an officer in the US Army Corp of Engineers. He is a registered geologist in the state of Washington and is a Qualified Person as defined by Canadian NI 43-101 requirements.

We have no arrangements or understandings with Mr. Griffin and Mr. Griffin has no arrangement or understanding with any third parties with respect to his appointment as one of our officers and directors.  Mr. Griffin was not appointed to any committees, but as a matter of law, is a member of our audit committee.  Mr. Griffin is not a party to any material plan, contract, or arrangement with us with the exception of our Eagleville Property Exploration and Mining Lease and Option to Purchase Agreement, which was entered into on July 27, 2012.  Mr. Griffin holds a 66% interest in the ownership of the unpatented lode-mining claims which make up the Eagleville Property.  Mr. Griffin was selected to the board of directors because of his experience in exploration and mine development.

In conjunction with the appointment of Mr. Griffin, Mark Fralich resigned his position as CEO, President, and Director.  Mr. Fralich has no disagreements with us over our operations, policies or practices.

ITEM 7.01     REGULATION FD DISCLOSURE.

On March 18, 2015, we issued a press release announcing Mr. Griffin's appointment and Mr. Fralich's resignation.

ITEM 9.01     EXHIBITS.

Exhibit	Document Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 19th day of March 2015.

IDAHO NORTH RESOURCES CORP.

BY:	ERIK PANKE
Erik Panke, CFO

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